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                                                                    EXHIBIT 3.22




                                 WEST VIRGINIA


                           ARTICLES OF INCORPORATION

                                       OF

                             MUSIC HALL CLUB, INC.

         The undersigned, acting as incorporator(s) of a corporation under Chapter 32, Article I, Section 2.7 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

         1. The undersigned agree to become a West Virginia corporation by the name of MUSIC HALL CLUB, INC.

         2.      A.       The address at the physical location of the principal
office of the corporation will be 1015 main Street, in the city, town or village of Wheeling, county of Ohio, State of West Virginia, 26003.

         3.      This corporation is organized as:

                 Stock, for profit, and the aggregate value of the authorized capital stock of said profit corporation will be five thousand dollars, which shall be divided into fifty shares of the par value of one hundred dollars each. (If the shares are to be divided into more than one class or if the corporation is to issue shares in any preferred or special class in series, additional statements are required within the articles of incorporation.)

         4. The period of duration of the corporation, which may be perpetual is perpetual.
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         5.      The purpose(s) for which this corporation is formed, which may be stated to be or to include, the transaction of any or all lawful business for which corporations may be incorporated in West Virginia, is (are) as follows:

                 The transaction of any and all lawful business for which a corporation may be incorporated in West Virginia.

         6. The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows:

                 None.

         7. The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows:

                 None.

         8. The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each is(are) as follows:
                                                            Number of Shares
    Name                         Address                       Options

Larry Anderson       176 Oakmont Road, Whg, WV  26003

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         9.      The number of directors constituting the initial board of
directors of the corporation is 3 and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/members, or until their successors are elected and shall qualify, are as follows:

   Name                             Address

Larry Anderson        176 Oakmont Road, Whg., WV  26003





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Nancy Anderson        176 Oakmont Road, Whg., WV  26003

James R. Taylor       R.D. #2, Demont Rd., Triadolphia, WV 26059


         10. The name and address of the appointed person to whom notice or process may be sent is Larry Anderson, 1015 Main Street, Wheeling, WV 26003

                                 ACKNOWLEDGMENT

I(We), the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this "Articles of Incorporation".

         In witness whereof, I(we) have accordingly hereunto set my(our) respective hands this 29th day of March, 1990. (All incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.) PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATOR AND THE NOTARY PUBLIC CANNOT BE ACCEPTED

/s/ Larry Anderson
----------------------------------
Larry Anderson

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STATE OF WEST VIRGINIA          )
                                )
COUNTY OF OHIO                  )

         I, Harry L. Buch, a Notary Public, in and for the county and state aforesaid, hereby certify that (names of all incorporators as shown in item 8 must be inserted in this space by official taking acknowledgment)

LARRY ANDERSON
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whose name(s) is(are) signed to the foregoing Articles of Incorporation, this day personally appeared before me in said county and acknowledged his(her)(their) signature(s).


                                        My commission expires September 20, 1997


(SEAL)                                  /s/ Harry L. Buch
                                        ---------------------------------------
                                                   (Notary Public)

ARTICLES OF INCORPORATION PREPARED BY GOMPERS, BUSH, MCCARTHY & MCCLURE whose mailing address is 302 BOARD OF TRADE BUILDING, WHEELING, WV 26003





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